UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 __________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2006

MOHAWK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	01-19826 (Commission File Number)	52-1604305 (IRS Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia		30701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (706) 629-7721

__________________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))
  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On February 23, 2006, Mohawk Industries, Inc. issued a press release announcing its fourth quarter financial results. A copy of the press release is attached hereto and hereby incorporated by reference as Exhibit 99.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 23, 2006, the Board of Directors of Mohawk Industries, Inc. approved an amendment to Section 3.5 of the Restated Bylaws of Mohawk regarding quorum requirements for committees of the Board of Directors.  The amendment provides that one half of the members of any committee of the Board of Directors that has an even number of members greater than two will constitute a quorum.  In all other cases, a majority of the members of a committee of the Board of Directors will constitute a quorum, as previously provided for by the Restated Bylaws.  A copy of the text of the amendment to Mohawk's Restated Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

3.1 Amended and restated By-laws of Mohawk Industries, Inc., effective February 23, 2006.

99.1 Press release dated February 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Date: February 24, 2006 By: /s/ MICHEL S. VERMETTE
Michel S. Vermette
V.P. & Corporate Controller

INDEX TO EXHIBITS

Exhibit

3.1     Amended and restated By-laws of Mohawk Industries, Inc., effective February 23, 2006.

99.1.    Press release dated February 23, 2006.